SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)  October 16, 2001

                          America's Sports Voice, Inc.
               (Exact Name of Registrant as Specified in Charter)

New York                            0-18270                     11-2857523
(State or Other Jurisdiction      (Commission                  (IRS Employer
of Incorporation)                 File Number)               Identification No.)


                  19 Spruce Lane Valley Stream, New York, 11581
                    (Address of principal executive offices)

       Registrant's telephone number, including area code (516) 380-4837

                                       N/A
          (Former Name or Former Address, if Change Since Last report)

Item 1. Changes in Acquisition of Pacificom and UkrPage.

     (a) Pursuant to the terms and conditions of the acquisition, the Company hereby cancels its acquired control of the companies for non-performance..

     (i) The amount and the source of the consideration used by America's Sports Voice, Inc. was 98% of the issued and outstanding capital stock of UkrPage and 100% of the outstanding capital stock of Pacificom. America's Sports Voice, Inc. for the purpose of acquiring control exchanged no cash consideration in connection with the transaction.

     (ii) The basis of the agreement was that Pacificom guarantee a loan to operate UkrPage in the Ukraine within six months time from the date of the signed agreement. America's Sports Voice was assured that a company called "Homberg" was formulated a loan, although America's Sports Voice, Inc., signed this agreement, it never received any information from Homberg and it's Bank, Allied Boston Bank. The Company tried numerous times to acquire information from Homberg, Allied Boston Bank and UkrPage and the requests were totally ignored.

     (iii) On August 23, 2001, the Company received a call from the California Banking Department, stating that both Homberg and Allied Boston Bank were being investigated and there were twelve other companies who had experienced the same problems. America's Sports Voice, Inc. had repaid an investor $60,000 to have a two year audit executed and delivered on UkrPage. A shareholder paid $30,000 to Homberg for the Bank's commitment. The Company believes that it became involved in a fraudulent loan and lost time, money and its reputation to its shareholders. The "Agreement" pursuant to which the Registrant agreed to acquire " Pacificom and UkrPage" was based on the assurance of a $5,000,000 loan. The Agreement was subject to certain conditions that were never satisfied. The date on which the Loan was to be issued to America's Sports Voice, Inc., August 29, 2001, has past and the Company, through the terms of the agreement cancel the acquisition and recalls the stock issued to the principals of both companies.

     (iv) The securities of 6,000,000 shares of 144 stock are null and void and will be placed in the treasury.

     (v) The two directors from Pacificom are no longer part of the Board of Directors, pursuant to the Agreement.

     (b) The Company's Board of Directors has approved the appointment of four past Board members; Mr. Angelo J. Panzarella, Mr. John Panzarella, Mr. Robert Seiffert Esq., and Mr. Cosmo Saraceno.

ITEM 2

     (a) As of January 1, 2001, the company terminated it's agreement with the accounting firm of Horton, and Company and hired the firm of Pasqual, Randazzo and Anderson, CPAs. The firm is located at, 9 Eno Blvd. Garden City, New York 11530. Their phone number is, (516) 222-7780. This firm filed the 10Q's for the first and second quarters. The 10K has not been completed due to the electric fire and the removal of equipment from the company's location at 270 Broadway, Huntington, New York. The accounting firm is trying to reconstruct the data for the fiscal year, ending June 30, 2001.

     (b) The company requested an extension to complete its audit and file the audit with the partiality completed 10K filed.


Signed this 16th day of October 2001



---------------------------------
Angelo J. Panzarella, CEO